UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 8, 2013

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Sepulveda Blvd., El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

The securities trading policy of International Rectifier Corporation (the “Company”) permits its employees, officers and directors to engage in pre-determined plans for trades on a regular basis over a period of time of specified amounts of Company stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

As permitted by this policy, Mary Cranston, Richard Dahl and Thomas Lacey of the Company’s Board of Directors, and Chief Executive Officer Oleg Khaykin, Executive Vice President GaN Technologies Michael Barrow, and Vice President General Counsel & Secretary Timothy E. Bixler have entered into sales plans for common stock arising from the exercise of Company stock options each holds.  The stock options that are subject to these sales plans will expire by their terms at various expiration dates no later than seventeen months following the date of this report if not otherwise exercised.

Under the sales plans, (i) Ms. Cranston plans to sell up to 32,000 shares over a period of about eleven months; (ii) Mr. Dahl plans to sell up to 24,000 shares over a period of about seventeen months; (iii) Mr. Lacey plans to sell up to 20,000 shares over a period of about five months; (iv) Mr. Khaykin plans to sell up to 675,000  shares over a period of about four months; (v) Mr. Barrow plans to sell up to 61,666 shares over a period of about four months; and (vi) Mr. Bixler plans to sell up to 37,000 shares over a period of about six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2013	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
		Name:	Timothy E. Bixler
		Title:	Vice President, General Counsel & Secretary